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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement No. 333-30639 on Form S-8 of Griffin Land & Nurseries, Inc. of our reports dated February 12, 2009, relating to our audits of the consolidated financial statements and the financial statement schedules and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Griffin Land & Nurseries, Inc. for the year ended November 29, 2008.

New Haven, Connecticut
February 12, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm